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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2002

FIRST NATIONAL OF NEBRASKA, INC. (Exact name of registrant as specified in its charter)
Nebraska (State of Formation)	03502 (Commission File Number)	47-0523079 (IRS Employer Identification Number)
One First National Center Omaha, Nebraska (Address of principal executive offices)	68102 (Zip Code)
(402) 341-0500 (Registrants' telephone number, including area code)
Not applicable (Former name or former address, if changed since last report)

Item 5.    Other Events

        Attached hereto as Exhibit 99.1 is a press release issued by First National of Nebraska, Inc. ("FNNI") on January 31, 2002 providing information concerning FNNI's joint announcement with Castle Bancgroup, Inc. ("CTBG") that they had closed the acquisition of CTBG by FNNI. CTBG common stockholders at January 31 have the right to receive cash in the amount of $18.00 for each outstanding share, indicating total consideration of approximately $81.7 million.

        Attached hereto as Exhibit 99.2 is a press release issued by FNNI on February 1, 2002 regarding its annual earnings and other information.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits
	Exhibit 99.1	Press Release issued January 31, 2002
	Exhibit 99.2	Press Release issued February 1, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL OF NEBRASKA, INC.
By	/s/ TIMOTHY D. HART Timothy D. Hart, Secretary
February 1, 2002

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES